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                                175,000 SHARES

                          VALLEY FINANCIAL CORPORATION

                                  COMMON STOCK

                         _____________________________


                             UNDERWRITING AGREEMENT

                         _____________________________


                               November 14, 2000


DAVENPORT & COMPANY LLC
One James Center
P. O. Box 85678
Richmond, Virginia 23285-5678

Dear Sirs:

     Valley Financial Corporation, a Virginia corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Davenport & Company LLC (the "Underwriter") an aggregate of 175,000 shares of common stock, without par value, of the Company ("Common Stock") and, at the election of the Underwriter, up to 26,250 additional shares of Common Stock.
The aggregate of 175,000 shares of Common Stock to be sold by the Company are herein called the "Firm Securities," and the aggregate of 26,250 additional shares of Common Stock to be sold by the Company are herein called the "Optional Securities." The Firm Securities and the Optional Securities that the Underwriter elects to purchase pursuant to Section 2 hereof are collectively called the "Securities."

1.   Representations and Warranties.

     The Company represents and warrants to, and agrees with, the Underwriter that:

     (a) A registration statement in respect of the Securities on Form SB-2 (File No. 333-46758) under the Securities Act of 1933, as amended (the "Act"), and as a part thereof a preliminary prospectus, in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered to the Underwriter; such registration statement, as amended, has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been instituted or threatened by the
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Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission under the Act, being hereinafter called a "Preliminary Prospectus," the various parts of such registration statement, including all exhibits thereto, and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) of this Agreement and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective, together with any related registration statement filed with the Commission for registration of a portion of the Securities, which registration statement became effective pursuant to Rule 462(b) under the Act, being herein called collectively the "Registration Statement," and the final prospectus, in the form first filed pursuant to Rule 424(b), being hereinafter called the "Prospectus," provided, that if the Company elects to rely on Rule 434 under the Act, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriter by the Company in reliance on Rule 434);

     (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter for use therein;

     (c) The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

     (d) Except for the Company's wholly-owned subsidiary, Valley Bank, a Virginia state bank (the "Bank"), the Company does not own more than 5% of the equity interests of any other business entities other than shares of publicly-held companies held solely for investment;

     (e) Neither the Company nor the Bank has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the

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outstanding capital stock or long-term debt of the Company or the Bank or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or the Bank, otherwise than as set forth or contemplated in the Prospectus;

     (f) Each of the Company and the Bank has good and marketable title in fee simple to all real property and good title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus, or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by either the Company or the Bank; and any real property and buildings held under lease by either the Company or the Bank are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by either the Company or the Bank;

     (g) Each of the Company and the Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus; the Company and the Bank do not conduct business in any jurisdiction other than the Commonwealth of Virginia; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder; and each of the Company and the Bank holds all material licenses, certificates, authorizations and permits from governmental authorities necessary for the conduct of its business as described in the Registration Statement and the Prospectus;

     (h) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization"; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock of the Company contained in the Prospectus; there are no preemptive or other similar rights to subscribe for or to purchase any securities of the Company; except as described in the Prospectus, there are no warrants, options or other rights to purchase any securities of the Company; neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company with respect to such filing, offering or sale;

     (i) The Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Securities contained in the Prospectus as amended or supplemented;

     (j) The issuance and sale of the Securities being issued at each Delivery Date (as hereinafter defined) by the Company and the performance of this Agreement and the consummation by the Company of the other transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Bank is a party or by which any of the property or assets of the Company or the Bank is bound or to which any of the property or assets of the

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Company or the Bank is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended, or Bylaws, as amended, of the Company or the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Bank or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter;

     (k) There are no legal or governmental proceedings pending to which the Company or the Bank is a party or of which any property of the Company or the Bank is the subject, which, if determined adversely to the Company or the Bank, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company or of the Company and the Bank taken as a whole and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others;

     (l) Larrowe & Company, P.L.C. and KPMG LLP, each of which has certified certain financial statements of the Company, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

     (m) All employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) established, maintained or contributed to by the Company or the Bank (except any such plan for which the principal sponsor or plan administrator is an affiliate other than the Company or the Bank) comply in all material respects with the requirements of ERISA and no employee pension benefit plan (as defined in Section 3(2) of ERISA) has incurred or assumed an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or has incurred or assumed any material liability (other than for the payment of premiums) to the Pension Benefit Guaranty Corporation;

     (n) The consolidated financial statements of the Company and the Bank, together with related notes, as set forth in the Registration Statement present fairly the consolidated financial position and the results of operations of the Company and the Bank at the indicated dates and for the indicated periods; such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the accountants' notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made; and the selected financial information included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein;

     (o) The Company and the Bank have timely filed all necessary federal, state and foreign income, franchise and excise tax returns and have paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the best knowledge of the Company, might be

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asserted against the Company that might have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise), earnings or results of operations of the Company, and all tax liabilities are adequately provided for on the books of the Company and the Bank;

     (p) The Company is not in violation of any federal or state law, regulation, or treaty relating to the storage, handling, transportation, treatment or disposal of hazardous substances (as defined in 42 U.S.C. Section
9601) or hazardous materials (as defined by any federal or state law or regulation) or other waste products, which violation may have a material adverse effect on the financial condition or business operations or properties of the Company; the Company has received all permits, licenses or other approvals as may be required of it under applicable federal and state environmental laws and regulations to conduct its business as described in the Prospectus, and the Company is in compliance in all material respects with the terms and conditions of any such permit, license or approval; the Company has not received any notices or claims that it is a responsible party or a potentially responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C.
Section 9601 et seq. or any state superfund law; and the disposal of all of the Company's hazardous substances, hazardous materials and other waste products has been lawful;

     (q) No material relationship, direct or indirect, exists between or among the Company or the Bank, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or the Bank on the other hand, that is required by the Act, or by the rules and regulations under such Act to be described in the Registration Statement and the Prospectus that is not so described;

     (r) Neither the Company nor the Bank has taken and neither of such entities will take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

     (s) Each of the Company and the Bank holds and is operating in compliance, in all material respects, with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business as presently being conducted ("licenses") and all licenses are valid and in full force and effect; and each of the Company and the Bank is in compliance, in all material respects, with all laws, regulations, orders and decrees applicable to it;

     (t) Each of the Company and the Bank maintains insurance of the types and in the amounts that are reasonable or required for the business operated by it, all of which insurance is in full force and effect;

     (u) This Agreement has been duly authorized, executed and delivered by the Company;

     (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's

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general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (w) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts to which the Company or the Bank is a party constitute valid and binding agreements of the Company or the Bank and are enforceable against the Company or the Bank in accordance with the terms thereof, except as may be limited by bankruptcy, insolvency, fraudulent transfer or other similar laws affecting the rights and remedies of creditors generally and subject to general principles of equity, and except to the extent that any such contract contains provisions for indemnification for liabilities under the Act; and

     (x) The Company and the Bank are in compliance in all material respects with all applicable laws administered by and regulations of the Board of Governors of the Federal Reserve System (the "Board of Governors"), the Federal Deposit Insurance Corporation (the "FDIC") and any state bank regulatory authority with jurisdiction over the Bank, the failure to comply with which would have a material adverse effect on the Company and the Bank taken as a whole.

2.   Purchase and Sale.

     Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company at a purchase price per share of $16.275, 114,803 Firm Securities and (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Securities as provided below, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company at the purchase price set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised.

     Additionally, subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company at a purchase price per share of $17.325, 60,197 Firm Securities, which the Company has directed the Underwriter to offer for sale to the directors of the Company. To the extent that any of such Firm Securities are not sold to directors of the Company, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company such Firm Securities at a purchase price per share of $16.275.

     The Company hereby grants to the Underwriter the right to purchase at its election up to 26,250 Optional Securities, at the purchase price per share of $16.275, for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised not more than once by written notice from the Underwriter

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to the Company, given within a period of 30 calendar days after the date of the
Prospectus, setting forth the aggregate amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Underwriter but in no event earlier than the First Delivery Date (as defined in Section 4 hereof) or, unless the Underwriter and the Company otherwise agree in writing, earlier than two or later than 10 business days after the date of such notice.

3.   Offering by the Underwriter.

     Upon the authorization by the Underwriter of the release of the Firm Securities, the Underwriter proposes to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4.   Delivery and Payment.

     Certificates in definitive form for the Securities to be purchased by the Underwriter hereunder, and in such denominations and registered in such names as the Underwriter may request upon at least two business days' prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriter against payment of the purchase price therefor. Payment of the purchase price for the Securities shall be made by certified or official bank check in immediately available funds or, at the option of the Underwriter, by wire transfer of immediately available funds, all at the offices of Davenport & Company LLC, One James Center, Richmond, Virginia. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 10:00 a.m., Richmond, Virginia time, on November 17, 2000, or at such other time and date as the Underwriter and the Company may agree upon in writing, and, with respect to the Optional Securities, 10:00 a.m., Richmond, Virginia time, on the date specified by the Underwriter in the written notice of the Underwriter's election to purchase such Optional Securities, or at such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Delivery Date," such time and date for delivery of the Optional Securities, if not the First Delivery Date, is herein called the "Second Delivery Date," and each such time and date for delivery is herein called a "Delivery Date." Such certificates will be made available for checking and packaging at least 24 hours prior to each Delivery Date in Richmond, Virginia or such other location designated by the Underwriter to the Company.

5.   Agreements of the Company.

     The Company agrees with the Underwriter:

     (a) To prepare the Prospectus in a form reasonably approved by the Underwriter and to file such Prospectus (or a term sheet as permitted by Rule 434(c)) pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no amendment or supplement to the Registration Statement or Prospectus prior to any Delivery Date that shall be reasonably disapproved by the Underwriter promptly after reasonable notice thereof; to advise the

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Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Securities; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

     (b) Promptly from time to time to take such actions as the Underwriter may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) To furnish the Underwriter with copies of the Registration Statement and the Prospectus in such quantities as the Underwriter may from time to time reasonably request during such period following the date hereof that a prospectus is required to be delivered in connection with offers or sales of Securities, and, if the delivery of a prospectus is required during this period and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus to comply with the Act, to notify the Underwriter and upon the Underwriter's request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance;

     (d) As soon as practicable after the effective date of the Registration Statement, to make generally available to its shareholders and to deliver to the Underwriter, an earnings statement of the Company, conforming with the requirements of Section 11(a) of the Act and Rule 158 under the Act, covering a period of at least 12 months beginning after the effective date of the Registration Statement;

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     (e) For a period of 180 days from the date of the Prospectus, not to offer, issue, sell, contract to sell or otherwise dispose of any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock (other than the Securities or pursuant to employee stock option plans or pursuant to options, warrants or rights outstanding on the date of this Agreement or pursuant to bona fide gifts to persons who agree in writing with the donor to be bound by this restriction) without the Underwriter's prior written consent, which consent shall not be unreasonably withheld;

     (f) During a period of three years from the effective date of the Registration Statement, to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to shareholders, and deliver to the Underwriter (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Board of Governors, the FDIC, the Commission, any national securities exchange or quotation system on which any class of securities of the Company is listed or included; and (ii) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request; and

     (g) To apply the net proceeds from the sale of the Securities for the purposes set forth in the Prospectus.

6.   Payment of Expenses.

     The Company covenants and agrees with the Underwriter that it will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto, and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or reproducing this Agreement, the Blue Sky Survey, any dealer agreements and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v) the cost of preparing stock certificates; (vi) the costs or expenses of any transfer agent or registrar; (vii) all fees relating to the inclusion of the Common Stock on the OTC Bulletin Board or any national securities exchange or quotation system on which any class of securities of the Company is listed or included;
(viii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section; and (ix) a maximum of $25,000 of the Underwriter's costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers that it may make. Except as provided in this Section, Section 8 and Section 10 hereof, the Underwriter will pay all of its own costs and expenses that exceed $25,000.

7.   Conditions to Obligations of Underwriter.

     The obligations of the Underwriter hereunder, as to the Securities to be delivered at each Delivery Date, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company are, at and as of such Delivery Date, true and correct in all material respects and the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriter's reasonable satisfaction;

     (b) Williams, Mullen, Clark & Dobbins, P.C., counsel for the Underwriter, shall have furnished to the Underwriter such opinion or opinions, dated such Delivery Date, with respect to the incorporation of the Company, the validity of the Securities being issued at such Delivery Date, the Registration Statement, the Prospectus, and other related matters as the Underwriter may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Flippin, Densmore, Morse & Jessee, PC, counsel for the Company, shall have furnished to the Underwriter their written opinion, dated such Delivery Date, in form and substance satisfactory to the Underwriter, to the effect that:

          (i) Each of the Company and the Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus;

          (ii) Each of the Company and the Bank has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify will not result in a material adverse effect on the Company (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of appropriate governmental authorities in such jurisdictions, opinions of local counsel and, in respect of matters of fact, upon certificates of officers of the Company);

          (iii) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization," and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock contained in the

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     Prospectus; there are no preemptive or other similar rights to subscribe for or to purchase any securities of the Company; except as described in the Prospectus, there are no warrants or options to purchase any securities of the Company; to such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company with respect to such filing, offering or sale; and the form of the certificates evidencing the Securities complies with all formal requirements of Virginia law;

          (iv) The Securities have been duly and validly authorized and issued and, when issued and delivered against payment therefor, will be fully paid and nonassessable, and the Securities conform to the description of the Securities contained in the Prospectus as amended or supplemented;

          (v) To such counsel's knowledge, there is no legal or governmental proceeding pending to which either the Company or the Bank is a party or of which any property of either the Company or the Bank is the subject, other than as set forth or contemplated in the Prospectus, that, if determined adversely to the Company or the Bank, would individually or in the aggregate have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (vi) The issuance and sale of the Securities being issued at such Delivery Date by the Company and the performance of this Agreement by the Company and the consummation by the Company of the other transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended, or Bylaws, as amended, of the Company or of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

          (vii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities by the Company or the consummation by the Company of the other transactions contemplated by this Agreement, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter;

          (viii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules and such other financial and statistical data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required;

          (ix) The descriptions in the Registration Statement and Prospectus under the captions "Supervision and Regulation" and "Description of Capital Stock" and any further amendments or supplements thereto, insofar as such descriptions constitute a summary of documents referred to therein or matters of law, are accurate and fairly present the information required to be shown;

          (x) The descriptions in the Prospectus and any further amendments or supplements thereto of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present such information in all material respects; and

          (xi) This Agreement has been duly authorized, executed and delivered by the Company.

     In addition to the matters set forth above, such counsel shall also provide a written statement to the effect that such counsel participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriter at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (iii), (iv) and (ix) above with respect to certain descriptions contained therein), on the basis of the foregoing (relying as to materiality where appropriate upon the opinions of officers and other representatives of the Company) nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the date of such Prospectus, and at all times up to and including the date of such counsel's opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

     Where any of the foregoing opinions refers to the knowledge of counsel, such counsel may state that their opinion is limited to the actual knowledge of attorneys actively involved in the transactions contemplated by this Agreement or in the preparation of the opinion letter required by this subsection (c).

     (d) At 10:00 a.m., Richmond, Virginia time, on the date of this Agreement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also at each Delivery Date, Larrowe & Company, P.L.C. shall have furnished to the Underwriter a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the Company contained in the Registration Statement and the Prospectus;

     (e) (i) Neither the Company nor the Bank shall have sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Bank or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of either the Company or the Bank otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or
(ii) is in the Underwriter's reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Delivery Date on the terms and in the manner contemplated by the Prospectus;

     (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading of any of the equity securities of the Company on the OTC Bulletin Board or any national securities exchange or quotation system on which any class of securities of the Company is listed or included; (ii) any United States federal or state statute, regulation, rule or order of any court, legislative body, agency or other governmental authority shall have been enacted, published, decreed or promulgated or any proceeding or investigation shall have been commenced that, in the Underwriter's reasonable judgment, materially and adversely affects the business or operations of the Company; (iii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or through The Nasdaq Stock Market; (iv) a general moratorium on commercial banking activities in New York or Virginia declared by either federal or New York or Virginia authorities; (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if any such event specified in this clause (v) would have such a materially adverse effect, in the Underwriter's judgment, as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Delivery Date on the terms and in the manner contemplated in the Prospectus; or (vi) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a material adverse impact on trading prices of securities in general, as, in the Underwriter's judgment, makes it inadvisable to proceed with the payment for and delivery of the Securities;

     (g) The Company shall have furnished to the Underwriter copies of agreements between the Company and each of the executive officers and directors of the Company specified by the Underwriter, in form and content satisfactory to the Underwriter, pursuant to which such persons agree not to offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate, or otherwise dispose of, directly or indirectly (except through bona fide gifts to any person that agrees in writing to be bound by the terms and conditions of the agreement of the donor under this subsection), any shares of Common Stock beneficially owned by them, or by any affiliate or family member of the undersigned, or any securities convertible into, or exchangeable for, shares of Common Stock, on or before the 180th day after the date of the Prospectus without the Underwriter's prior written consent; and

     (h) The Company shall have furnished or caused to be furnished to the Underwriter at such Delivery Date certificates of officers of the Company satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company herein at and as of such Delivery Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Delivery Date, as to the matters set forth in subsections
(a) and (e) of this Section and as to such other matters as the Underwriter may reasonably request.

8.   Indemnification and Contribution.

     (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

     (b) The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any

Preliminary Prospectus or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will promptly reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such action or claim. The Company acknowledges that the statements set forth in the last paragraph of the cover page and all paragraphs except for the seventh and last paragraphs under the heading "Underwriting" in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by the Underwriter for inclusion in the Preliminary Prospectus or the Prospectus, and the Underwriter confirms that such statements are correct.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that representation of such indemnified party and the indemnifying party may be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time for all indemnified parties unless such firm of attorneys shall have reasonably concluded that one or more indemnified parties has actual differing interests with any other indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Notwithstanding the immediately preceding sentence and the third preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting the total underwriting discount, but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability that the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9.   Representations and Indemnities to Survive.

     The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter, or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

10.  Termination and Payment of Expenses.

     If for any reason any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to the Underwriter except as provided in Section 6 and
Section 8 hereof.

11.  Notices.

     All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriter shall be sufficient in all respects if delivered or sent by reliable courier, first class mail, telex or facsimile transmission to Davenport & Company LLC, One James Center, P.O. Box 85678, Richmond, Virginia 23285-5678
Attention: Corporate Finance Department; and if to the Company shall be sufficient in all respects if delivered or sent by reliable courier, first class mail, telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: President. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

12.  Successors.

     This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter and the Company and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company and each person who controls the Company, or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the

Securities from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

13.  Time of the Essence.

     Time shall be of the essence in this Agreement.

14.  Business Day.

     As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

15.  Applicable Law.

     This Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia.

16.  Captions.

     The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

17.  Counterparts.

     This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18.  Pronouns.

     All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

     If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between us.

                                    Very truly yours,

                                    VALLEY FINANCIAL CORPORATION


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________



Accepted as of the date hereof
at Richmond, Virginia:

DAVENPORT & COMPANY LLC


By:_________________________________________
Name:_______________________________________
Title:______________________________________